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EX-99.1

PRESS RELEASE

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                            APRIL 27, 2004


April 27, 2004 - LISKA BIOMETRY, INC., a biometrics solutions provider, announced today that the company has entered into employment agreements with key individuals: Mr. Lam Ko Chau, will continue to serve as our President and has been appointed to serve as the company's CEO, Mr. Christopher LeClerc will take on the role as our Chief Operating Officer and Mr. Manoj Hippola will serve as the Company's Chief Financial Officer. These changes will become effective as of April 21, 2004.

"I am extremely pleased to welcome Chris and Manoj to the senior management team. This move confirms the confidence that we have in Chris and Manoj and their ability to produce results and steer the Company in a positive direction," said Lam Ko Chau.

Christopher LeClerc was a Hedge Fund Manager at Andover Brokerage LLC. Chris was previously Director of Business Development and Head of OTC Trading with Mercer Partners, Inc. in New York. Chris also served at Merrill Lynch, M.H. Meyerson and ETG, LLC, engaging in financial consulting, sales, market-making and equity trading.

Chris has extensive experience in the areas of finance, investor relations and stock offering strategies. Chris graduated with a finance degree from Saint Anselm College.

Prior to joining Liska, Manoj Hippola was a financial analyst with Hewlett-Packard Services (Compaq Global Services) within its North American professional services finance operations where he was responsible for financial planning, reporting, and forecasting activities as well as for internal operational metrics, pricing service delivery offerings and managing corporate client contracts with Fortune 500 companies. In addition, Manoj has a 10 year history working with dynamic new hi-tech start-ups.

Manoj studied economics at the University of Ottawa and earned his CSC, CPH and DFC designations from the Canadian Securities Institute. He is Level II candidate in the Chartered Financial Analyst (CFA) program administered by the Association for Investment Management and Research.

"I am delighted to join the management team at Liska" said LeClerc. "I am eager to help support and augment the growth and development of Liska's business fundamentals" said Hippola.

Liska Biometry develops revolutionary fingerprint biometric solutions enabling fast individual authentication, precise identification searches, as well as cross-platform data interoperability. Our head office is located in Candia, New Hampshire. Contact us at: info@liskabiometry.com


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Liska Biometry Safe Harbor Statement

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. The words "estimate," "project," "intends," "expects," "believes," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. For a more complete description of these and other risk factors that may affect the future performance of Liska Biometry, see "Risk Factors" in the Company's Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made and the Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

For additional information contact:

Liska Biometry, Inc.
CONTACT: Christopher J. LeClerc, Chief Operating Officer
+1-603-540-0828, investors@liskabiometry.com
Web site: http://www.liskabiometry.com